Exhibit 15.2

Our ref             KKZ/713476-000003/19614550v1

Tencent Music Entertainment Group

腾讯音乐娱乐集团

17/F, Malata Building

Keijizhongyi Road

Midwest District of Hi-tech Park

Nanshan District

Shenzhen 518057

People’s Republic of China

9 April 2021

Dear Sir or Madam

Tencent Music Entertainment Group

We have acted as legal advisers as to the laws of the Cayman Islands to Tencent Music Entertainment Group, an exempted limited liability company incorporated in the Cayman Islands (the “Company”), in connection with the filing by the Company with the United States Securities and Exchange Commission (the “SEC”) of an annual report on Form 20-F for the year ended 31 December 2020 (the “Annual Report”).

We hereby consent to the reference to our firm under the heading “Item 10. Additional Information—E. Taxation—Cayman Islands Taxation” in the Annual Report, and we further consent to the incorporation by reference of the summary of our opinions under these headings into the Company’s registration statement on Form S-8 (File No. 333-230930) that was filed on 18 April 2019, pertaining to the Company’s 2014 Share Incentive Plan, the 2017 Option Plan and the 2017 Restricted Share Scheme.

We consent to the filing with the SEC of this consent letter as an exhibit to the Annual Report. In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, or under the Securities Exchange Act of 1934, in each case, as amended, or the regulations promulgated thereunder.

Yours faithfully

/s/ Maples and Calder (Hong Kong) LLP

Maples and Calder (Hong Kong) LLP

Maples and Calder (Hong Kong) LLP

26th Floor Central Plaza 18 Harbour Road Wanchai Hong Kong

Tel +852 2522 9333 Fax +852 2537 2955 maples.com

Resident Hong Kong Partners: Anthony B.Webster (Cayman Islands), Michelle Lloyd (Ireland), Aisling Dwyer (British Virgin Islands) Ann Ng (Victoria (Australia)), John Trehey (New Zealand), Nick Harrold (England and Wales), Terence Ho (New South Wales (Australia)), L.K. Kan (England and Wales) W.C. Pao (England and Wales), Richard Spooner (England and Wales), Sharon Yap (New Zealand), Matthew Roberts (Western Australia (Australia)) Everton Robertson (Cayman Islands), Jonathan Silver (Republic of the Marshall Islands), Nick Stern (England & Wales), Juno Huang (Queensland (Australia)) Karen Pallaras (Victoria (Australia))

Non-Resident Partners: Jonathan Green (Cayman Islands), Jon Fowler (Cayman Islands), Kieran Walsh (Cayman Islands)

Cayman Islands Attorneys at Law | British Virgin Islands Solicitors | Irish Solicitors